Exhibit 99.1

November 14, 2011

Investors May Contact:

Kevin Stitt, Bank of America, 1.980.386.5667

Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:

Jerry Dubrowski, Bank of America, 1.980.388.2840

jerome.f.dubrowski@bankofamerica.com

Bank of America Reaches Agreement to Sell Approximately 10.4 Billion Shares of China Construction Bank; Expects

Pre-Tax Gain of Approximately $2.9 Billion

CHARLOTTE – Bank of America Corporation announced today that it has agreed to sell approximately 10.4 billion common shares of China Construction Bank Corporation (CCB) through private transactions with a group of investors. The sales are expected to generate an after-tax gain of approximately $1.8 billion.

The transactions are expected to close in November 2011, and are subject to customary closing conditions. Following closing, Bank of America will hold approximately 1 percent of the common shares of CCB.

“Our decision to sell the bulk of our remaining shares in China Construction Bank is consistent with our stated objective of continuing to build a strong balance sheet,” said Chief Financial Officer Bruce Thompson. “We expect this action, supplemented by the related realization of deferred tax assets, will generate approximately $2.9 billion in additional Tier 1 common capital and further strengthen our Tier 1 common capital ratio by approximately 24 basis points under Basel I.”

The strategic assistance agreement between Bank of America and CCB, which includes cooperation in specific business areas, remains in place.

The transactions were solely managed by Bank of America Merrill Lynch.

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Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 58 million consumer and small business relationships with approximately 5,700 retail banking offices and approximately 17,750 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements

Certain statements in this Report represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: completion of the sales of the CCB shares, the resulting pre-tax gain on sale of approximately $2.9 billion, the resulting after-tax gain of approximately $1.8 billion, the resulting increase in Tier 1 common capital by approximately $2.9 billion under Basel I, and the resulting increase in Tier 1 common capital ratio by approximately 24 basis points under Basel I. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2010 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings: the satisfaction of the closing conditions for the sale of the CCB shares.

www.bankofamerica.com

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